Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, as amended (File No. 333-166693) of our report dated March 13, 2026, relating to the consolidated financial statements of NexMetals Mining Corp., included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Ottawa, Canada

March 13, 2025